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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated November 24, 1995 accompanying the consolidated financial statements and consolidated financial statement schedule of Scanforms, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of Scanforms, Inc. for the year ended October 1, 1995. We consent to incorporation by reference of the aforementioned reports in Big Flower Press Holdings, Inc. current report 8-K/A dated October 1, 1996.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Philadelphia, Pennsylvania
October 22, 1996